Exhibit 3.2

FORM OF AMENDED AND RESTATED BY-LAWS

OF

ARBOLADA CAPITAL MANAGEMENT COMPANY

(hereinafter called the “Corporation”)

Adopted as of [—], 2011

ARTICLE I

OFFICES

Section 1.1 Registered Office. The address of the registered office of the Corporation in the State of Delaware shall be 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent. The name of the registered agent at that address is National Registered Agents, Inc.

Section 1.2 Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware as shall be designated from time to time by the Board of Directors or, in the absence of a designation by the Board of Directors, by the Chairman of the Board of Directors or the Chief Executive Officer, and stated in the written notice of the meeting. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that meetings of the stockholders will not be held at any place, but may instead by held by means of remote communications. The Board of Directors or the Chairman of the Board of Directors may postpone any previously scheduled Annual or Special Meeting of Stockholders.

Section 2.2 Annual Meetings. The Annual Meetings of Stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. At the Annual Meeting of Stockholders, the stockholders will elect directors of the Corporation and transact any other business as brought before the meeting in accordance with these By-laws.

Section 2.3 Special Meetings. Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), Special Meetings of Stockholders, for any purpose or purposes, may be called only by (i) the President, pursuant to a resolution adopted by a majority of the Board of Directors or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (ii) by the Chairman of the Board of Directors. At a Special Meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

Section 2.4 Notice. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law and subject to Section 2 of ARTICLE VII hereof, the written notice of any meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting.

Section 2.5 List of Stockholders. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held, for at least ten days before the meeting and at the place of the meeting during the whole time of the meeting.

Section 2.6 Quorum. Unless otherwise required by law or the Certificate of Incorporation, or as provided by the Delaware General Corporation Law (the “DGCL”), the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person, by means of remote communication, if applicable, or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. In the event of a lack of a quorum, the chairman of the meeting or a majority in interest of the stockholders present in person, by means of remote communication, if applicable, or represented by proxy may adjourn the meeting from time to time without notice other than an announcement at the meeting, until a quorum shall be obtained. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.7 Organization. The Chairman of the Board of Directors, or, in the absence of the Chairman of the Board of Directors, the President, or, in the absence of the Chairman of the Board of Directors and the President, any Executive Vice President, shall preside at meetings of stockholders. The Secretary of the Corporation shall act as secretary, but in the absence of the Secretary, the presiding officer may appoint a secretary.

Section 2.8 Stockholder Nominations and Proposals.

(a) No proposal for a stockholder vote shall be submitted by a stockholder (a “Stockholder Proposal”) to the Corporation’s stockholders unless the stockholder submitting such proposal (the “Proponent”) shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all Persons (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended through the date of adoption of these By-laws) acting in concert with the Proponent; (ii) the names and addresses of the Proponent and the Persons identified in clause (i), as they appear on the Corporation’s books (if they so appear); (iii) the class and number of shares of the Corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Stockholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and stockholders of the Corporation to consider the Stockholder Proposal. Upon receipt of the Stockholder Proposal and prior to the stockholder meeting at which such Stockholder Proposal will be considered, if the Board of Directors or a designated committee or the officer who will preside at the stockholders meeting determines that the information provided in a Stockholder Proposal does not satisfy the informational requirements of these By-laws or is otherwise not in accordance with law, the Secretary of the Corporation shall promptly notify such Proponent of the deficiency in the notice. Such Proponent shall have an opportunity to cure the deficiency by providing additional information to the Secretary within the period of time, not to exceed five days from the date such deficiency notice is given to the Proponent, determined by the Board of Directors, such committee or such officer. If the deficiency is not cured within such period, or if the Board of Directors, such committee or such officer determines that the additional information provided by the Proponent, together with the information previously provided, does not satisfy the requirements of this Section 2.8, then such proposal shall not be presented for action at the meeting in question.

(b) Only persons who are selected and recommended by the Board of Directors or the Nominating and Corporate Governance Committee thereof, or who are nominated by stockholders in accordance with the procedures set forth in this Section 2.8, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of stockholders at which directors are to be elected may be made by any stockholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.8. Nominations by stockholders shall be made by written notice (a “Nomination Notice”), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual; (B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E)

whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, judgment, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (x) the name and business address of such Persons, (y) the name and address of such Persons and as they appear on the Corporation’s books (if they so appear) and (z) the class and number of shares of the Corporation which are beneficially owned by such Persons. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any stockholders meeting determines that a nomination was not made in accordance with the procedures prescribed by these By-laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(c) Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation not less than sixty and not more than ninety days prior to the date of the meeting of stockholders if such Nomination Notice or Stockholder Proposal is to be submitted at an annual stockholders meeting (provided, however, that if such annual meeting is called to be held before the date specified pursuant to Section 2.2 hereof, such Nomination Notice or Stockholder Proposal shall be so delivered no later than the close of business on the tenth day following the day on which notice of the date of the annual stockholders meeting was given). Nomination Notices and Stockholder Proposals shall be delivered to the Secretary at the principal executive office of the Corporation no later than the close of business on the tenth day following the day on which notice of the date of a special meeting of stockholders was given if the Nomination Notice or Stockholder Proposal is to be submitted at a Special Meeting of Stockholders.

Section 2.9 Voting. Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any question brought before any meeting of stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the capital stock represented and entitled to vote thereat, voting as a single class. Abstentions shall not be considered to be votes cast.

Section 2.10 Inspectors. Votes by written ballot at any meeting of stockholders may be conducted by one or more inspectors, appointed for that purpose, either by the Board of Directors or by the chairman of the meeting. The inspector or inspectors may decide upon the qualifications of voters and the validity of proxies, and may count the votes and declare the results.

Section 2.11 Remote Communications. If authorized by the Board of Directors and subject to the guidelines and procedures as the Board of Directors may from time to time adopt, stockholders and proxyholders not physically present at a meeting of stockholders may participate in such meeting by means of remote communication, so long as the stockholder or proxyholder participating in the meeting can read or hear the proceedings of the meeting substantially concurrently with such proceedings.

ARTICLE III

DIRECTORS

Section 3.1 Number and Election of Directors. The Board of Directors shall consist of not less than one nor more than fifteen members, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by a majority vote of the members of the Board of Directors then in office, provided that no amendment to these By-laws decreasing the number of directors shall have the effect of shortening the term of any incumbent director and provided that the number of directors shall not be increased by fifty percent (50%) or more in any twelve-month period without the approval of at least sixty-six percent (66%) of the members of the Board of Directors then in office. Except as provided in Section 3.3 hereof, directors shall be elected by a plurality of the votes cast at the Annual Meetings of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders.

Section 3.2 Resignation. Any director may resign at any time upon written notice to the Chairman of the Board of Directors, to the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

Section 3.3 Vacancies and New Directorships. Unless otherwise required by law or the Certificate of Incorporation, vacancies arising through death, resignation, removal, an increase in the number of directors or otherwise may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Section 3.4 Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws required to be exercised or done by the stockholders.

Section 3.5 Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, the Chairman of the Executive Committee, the Vice Chairman of the Board of Directors, the President or at the request in writing of a majority of the members of the Board of Directors then in office. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone or telegram on 24 hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 3.6 Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.

Section 3.7 Actions by Written Consent. Unless otherwise provided in the Certificate of Incorporation, or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or by electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.8 Meetings by Means of Remote Communications. Unless otherwise provided in the Certificate of Incorporation, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

Section 3.9 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors when a vote on any matter is taken is deemed to have assented to the action taken unless he votes against or abstains from the action taken, or unless at the beginning of the meeting or promptly upon arrival, the director objects to the holding of the meeting or the transacting of specified business at the meeting. Any such dissenting votes, abstentions or objections shall be entered in the minutes of the meeting

Section 3.10 Voting. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, all actions taken by the Board of Directors shall be taken by a majority vote of the members then in office.

Section 3.11 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, payable in cash or securities as may be established by the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.12 Loss of Deposits. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 3.13 Surety Bonds. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 3.14 Reliance. Each director, officer, and agent of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or by the adviser, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

Section 3.15 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because the director or officer’s vote is counted for such purpose if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

Section 3.16 Certain Rights of Directors, Officers, and Agents. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director, officer or agent of the Corporation, in his or her personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

ARTICLE IV

COMMITTEES

Section 4.1 Nominating and Corporate Governance Committee. The Board of Directors shall, by resolution passed by a majority of the members of the Board of Directors then in office, designate a Nominating and Corporate Governance Committee to consist of two or more members of the Board of Directors. A majority of the Board of Directors then in office shall have the power to change the membership of the Nominating and Corporate Governance Committee, fill vacancies therein or remove any members thereof, either with or without cause, at any time. Unless otherwise provided by the Board of Directors or the Nominating and Corporate Governance Committee, quorum, voting, and other procedures of the Nominating and Corporate Governance Committee shall be the same as those applicable to actions taken by the Board of Directors. The Nominating and Corporate Governance Committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the majority of the Board of Directors shall otherwise by resolution provide.

Section 4.2 Audit Committee. The Board of Directors shall, by resolution passed by a majority of the members of the Board of Directors then in office, designate an Audit Committee to consist of two or more members of the Board of Directors. A majority of the Board of Directors then in office shall have the power to change the membership of the Audit Committee, fill vacancies therein or remove any members thereof, either with or without cause, at any time. Unless otherwise provided by the Board of Directors or the Audit Committee, quorum, voting, and other procedures of the Audit Committee shall be the same as those applicable to actions taken by the Board of Directors. The Audit Committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the majority of the Board of Directors shall otherwise by resolution provide.

Section 4.3 Compensation Committee. The Board of Directors shall, by resolution passed by a majority of the members of the Board of Directors then in office, designate a Compensation Committee to consist of two or more members of the Board of Directors. A majority of the Board of Directors then in office shall have the power to change the membership of the Compensation Committee, fill vacancies therein or remove any members thereof, either with or without cause, at any time. Unless otherwise provided by the Board of Directors or the Compensation Committee, quorum, voting, and other procedures of the Compensation Committee shall be the same as those applicable to actions taken by the Board of Directors. The Compensation Committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the majority of the Board of Directors shall otherwise by resolution provide.

Section 4.4 Executive Committee. The Board of Directors shall, by resolution passed by a majority of the members of the Board of Directors then in office, designate an Executive Committee to consist of not less than three members of the Board of Directors. The Executive Committee shall have and may exercise all of the powers of the Board of Directors when the Board is not in session, including the power to authorize the issuance of stock, except that the Executive Committee shall have no power to (i) alter, amend or repeal these By-Laws or any resolution or resolutions of the Board of Directors; (ii) declare any dividend or make any other distribution to the stockholders of the Corporation; (iii) appoint any member of the Executive Committee or (iv) take any other action which legally may be taken only by the Board of Directors. The Chairman of the Board of Directors will also serve as Chairman of the Executive Committee. Each resolution of the Executive Committee will require approval by a majority of the members of such Committee.

Section 4.5 Other Committees. The Board of Directors may, by resolutions passed by a majority of the members of the Board of Directors then in office, designate members of the Board of Directors to constitute other committees which shall in each case consist of such number of directors, and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. Any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Unless otherwise provided by the Board of Directors or such committee, quorum, voting and other procedures shall be the same as those applicable to actions taken by the Board of Directors. A majority of the members of the Board of Directors then in office shall have the power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

ARTICLE V

OFFICERS

Section 5.1 General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director), one or more Vice Presidents and select and appoint such other officers it deems necessary. Any number of offices may be held by the same person, unless otherwise prohibited by law or the Certificate of Incorporation. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 5.2 Election. The Board of Directors, at its first meeting held after each Annual Meeting of Stockholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5.3 Vacancies. A vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors or, in the case of offices held by officers who may be appointed by other officers, by any officer authorized to appoint such officer.

Section 5.4 Chief Executive Officer. The Chief Executive Officer shall be such officer as the Board of Directors shall designate from time to time. The Chief Executive Officer shall be responsible for carrying out the policies adopted by the Board of Directors.

Section 5.5 Chairman of the Board of Directors. The Chairman of the Board of Directors shall initially be the Chief Executive Officer of the Corporation and, thereafter, the Chairman of the Board of Directors shall be a Director that the Board of Directors shall designate from time to time. The Chairman of the Board of Directors shall have such powers and perform such duties as may be provided for herein and as may be incident to the office and as may be assigned by the Board of Directors.

Section 5.6 President. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and the Board of Directors. If the Board of Directors shall not otherwise designate a Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these By-laws or by the Board of Directors.

Section 5.7 Chief Financial Officer and Treasurer. The Chief Financial Officer shall also serve as the Treasurer of the Corporation. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Chief Financial Officer and for the restoration to the Corporation, in case of the Chief Financial Officer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Chief Financial Officer’s possession or under the Chief Financial Officer’s control belonging to the Corporation.

Section 5.8 Vice Presidents. At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 5.9 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall have custody of the seal of the Corporation and the Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 5.10 Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 5.11 Execution of Instruments. Checks, notes, drafts, other commercial instruments, assignments, guarantees of signatures and contracts (except as otherwise provided herein or by law) shall be executed by the Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President, any Vice President or such officers or agents as the Board of Directors or any of such designated officers may direct.

Section 5.12 Mechanical Endorsement. The Chairman of the Board of Directors, any Vice Chairman of the Board of Directors, the President, any Vice President or the Secretary may authorize any endorsement on behalf of the Corporation to be made by such mechanical means or stamps as any such officers may deem appropriate.

ARTICLE VI

STOCK

Section 6.1 Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all shares of capital stock of the Corporation issued after [—], 2011 shall be uncertificated shares. Notwithstanding the foregoing, shares of capital stock of the Corporation represented by a certificate issued on or prior to [—], 2011 shall be certificated shares until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares of stock, the Corporation shall send the registered owner a written notice confirming the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or a statement that the Corporation will furnish, without charge, to each stockholder who so requests, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or shares thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.2 Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 6.3 Lost Certificates. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 6.4 Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law, the Certificate of Incorporation and in these By-laws. Transfers of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.5 Record Date. The Board of Directors may fix in advance a future date, not exceeding sixty days (nor, in the case of a stockholders’ meeting, less than ten days) preceding the date of any meeting of stockholders, payment of dividend or other distribution, allotment of rights, or change, conversion or exchange of capital stock or for the purpose of any other lawful action, as the record date for determination of the stockholders entitled to notice of and to vote at any such meeting and any adjournment thereof, or to receive any such dividend or other distribution or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to participate in any such other lawful action, and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive such dividend or other distribution or allotment of rights, or to exercise such rights or to participate in any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 6.6 Stock Ledger. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6.7 Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 6.8 Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VII

NOTICES

Section 7.1 Notices. Whenever written notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at such person’s address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may be given personally or by telegram, telex, cable or other electronic transmission and is deemed effective when made.

Section 7.2 Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed, by the person or persons entitled to said notice or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 3.7 of ARTICLE III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 8.2 Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 8.3 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 8.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 8.5 Executive Office. The principal executive office of the Corporation shall be located in Los Angeles, California or such other location as may be specified by the Board of Directors. The books of account and records shall be kept in such office. The Corporation also may have offices at such other places, both within and without Delaware, as the Board of Directors from time to time shall determine or the business and affairs of the Corporation may require.

ARTICLE IX

INVESTMENT POLICY

Subject to the provisions of the Certificate of Incorporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE X

INDEMNIFICATION

Section 10.1 Indemnification Provisions in Certificate of Incorporation. The provisions of this ARTICLE X are intended to supplement Article VII of the Certificate of Incorporation pursuant to Section 7.2 therein. To the extent that this ARTICLE X contains any provisions inconsistent with such Article VII, the provisions of the Certificate of Incorporation shall govern. Terms used in this ARTICLE X but not otherwise defined shall have the respective meanings given such terms in such Article VII of the Certificate of Incorporation.

Section 10.2 Undertakings for Advances of Expenses. If and to the extent the DGCL requires, an advancement by the Corporation of expenses incurred by an indemnitee pursuant to clause (iii) of the last sentence of Section 7.1 of the Certificate of Incorporation (hereinafter, an “advancement of expenses”) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under Article VII of the Certificate of Incorporation or otherwise.

Section 10.3 Claims for Indemnification. If a claim for indemnification under Section 7.1 of the Certificate of Incorporation is not paid in full by the Corporation within sixty (60) days after it has been received in writing by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses only upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the DGCL (or any successor provision or provisions). Neither the failure of the Corporation (including the Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in Section 145 of the DGCL (or any successor provision or provisions), nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to have or retain such advancement of expenses, under Article VII of the Certificate of Incorporation or this ARTICLE X or otherwise, shall be on the Corporation.

Section 10.4 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or any other provision of law.

Section 10.5 Severability. In the event that any of the provisions of this ARTICLE X (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

ARTICLE XI

AMENDMENTS

Section 11.1 Amendments. The Board of Directors shall have power to adopt, amend, alter, change and repeal these By-laws in any manner not inconsistent with the General Corporation Law by a vote of the majority of the Board of Directors then in office. In addition to any requirements of the General Corporation Law (and notwithstanding the fact that a lesser percentage may be specified by the General Corporation Law), any adoption, amendment, alteration, change or repeal of these By-laws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six percent (66%) of the combined voting power of all of the shares of all classes of capital stock of the Corporation then entitled to vote generally in the election of directors.

Section 11.2 Entire Board of Directors. As used in this ARTICLE XI and in these By-laws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

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